SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2005 (February 16, 2005)

Grey Wolf, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	74-2144774 (IRS Employer Identification No.)

10370 Richmond Ave., Suite 600
Houston, TX 77042
(Address and Zip Code of Principal Executive Offices)

(713) 435-6100
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     In this report, we discuss the compensation of our executive officers and directors for 2005, and the cash bonuses to be awarded to our executive officers for their performance in 2004. This report does not include information regarding the compensation of our Chief Executive Officer, Thomas P. Richards, because Mr. Richard’s compensation is expected to be set at a future meeting of our Board of Directors. The compensation of our senior executive officers discussed below was set by the Compensation Committee of our Board of Directors which is composed entirely of directors who are independent members of the Board under the rules of the American Stock Exchange.

A. Salary Adjustments for 2005.

     On February 16, 2005, our executive officers other than the Chief Executive Officer were informed of their annual base salaries for 2005. The new salary levels will be retroactive to January 1, 2005. The names of our four most highly compensated executive officers based on their 2005 annual base salary (other than the Chief Executive Officer), their titles, and their salaries for 2005 are set forth below:

David W. Wehlmann—Executive Vice President & Chief Financial Officer	$275,000
Edward S. Jacob, III—Senior. Vice President, Operations	$225,000
Gary D. Lee—Senior Vice President, Human Resources	$180,000
Kent D. Cauley—Vice President & Controller	$130,000

B. Short-Term Incentive Award Performance Goals for 2005.

     Our Compensation Committee has established a short-term incentive plan under which our executive officers may be paid cash bonuses based on their performance during the preceding calendar year. Although the payment of cash bonuses to executive officers for 2005 is discretionary on the part of the Compensation Committee, the Compensation Committee has adopted guidelines to assist in its deliberations that are described below.

     For 2005, each of our executive officers may earn a cash bonus that can range from zero to 150% of a “target bonus amount” set for each officer. The target bonus amount for each officer is expressed as a percentage of the individual officer’s salary for 2005, as listed in the table above. The target bonus amounts for our four most highly compensated executive officers (other than our Chief Executive Officer) range from 30% to 60 % of the individual officer’s 2005 salary. The actual bonuses to be awarded under the short-term incentive plan are expected to depend substantially on the level of achievement attained towards predetermined performance goals that have been assigned relative weights by our Compensation Committee.

     We expect that three principal components will be considered in determining the actual amount of an individual officer’s cash bonus for 2005. The first is the level of achievement of the company as a whole towards several company-wide performance goals. Our Compensation

Committee has established three company-wide performance measures for 2005. The first of these is the company’s safety record as measured by safety criteria that are commonly used in the land drilling industry. The second is the company’s actual earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) in 2005 as compared to the company’s target EBITDA for 2005. The final company-wide performance measure is based on the company’s stock price performance during 2005 as compared to the stock prices of a peer group of drilling companies consisting of Nabors Industries, Ltd., Patterson-UTI Energy, Inc., Unit Corp. and Helmerich & Payne, Inc. The percentage of the officer’s overall bonus eligibility that is attributable to each of these three company-wide performance goals is weighted based on the level of achievement attained by the company under each performance goal.

     The second principal bonus component is the level of an officer’s achievement towards attaining multiple operating performance goals that are more directly linked to the scope of the officer’s own job responsibilities within the company. Like the company-wide performance goals discussed above, individual performance goals are weighted based on the level of achievement attained by the individual officer towards each performance goal.

     The weighting of each company-wide and individual performance goal is initially set as a percentage component of the officer’s target bonus based on the assumption that all performance goals are achieved but not significantly exceeded. We refer to this as the “target weighting” of each performance goal. However, the target weighting of any performance goal used in determining an officer’s bonus will change if actual results in 2005 represent either underachievement or overachievement relative to the performance goal. In this regard, there is a minimum threshold level of achievement for each company-wide and individual performance goal. If the minimum threshold of achievement is not met with respect to any performance goal, the target weighting of the performance factor will be reduced to zero percent and the officer’s bonus will not include any payment attributable to that performance goal. Assuming that a minimum threshold performance is reached for a performance goal, the target weighting of a performance goal can be decreased by up to 50 % for underachievement relative to the performance goal and increased by up to 50% for overachievement. As a result, an individual officer could earn a bonus of from zero to 150% of his target bonus amount.

     The target weighting of each of the three company-wide performance goals described above is 16.67%, for an aggregate of 50%. Depending on the nature of the officer’s job responsibilities, the target weights of each of the various individual performance goals applicable to an executive officer range from 3.0 % to 15 % for an aggregate 30%.

     The final component of an executive officer’s bonus can be up to 20% of the officer’s target bonus amount. We expect that this portion of an executive officer’s bonus will be awarded at the discretion of our Compensation Committee taking into consideration such factors as they consider relevant.

C. Short-Term Incentive Compensation Awards for 2004.

     During 2004, our short-term incentive plan and the company-wide and individual performance goals then in effect were each substantially similar to those described above. Based on these criteria, our Compensation Committee awarded the following cash bonuses to our four most highly compensated executive officers, excluding our Chief Executive Officer:

David W. Wehlmann—Executive Vice President & Chief Financial Officer	$118,500
Edward S. Jacob, III—Senior Vice President, Operations	$66,300
Gary D. Lee—Senior Vice President, Human Resources	$66,000
Kent D. Cauley—Vice President & Controller	$35,300

D. Long-Term Incentive Awards for 2005.

     In 2003, we adopted a long-term incentive compensation plan with the approval of our shareholders (the “Plan”) in order to provide additional performance incentives to employees, officers and directors through the grant of incentive awards under the Plan. Our Compensation Committee authorized grants to our executive officers of both options to purchase shares of our common stock and restricted common stock for 2005. The grants under the Plan to our four most highly compensated executive officers other than our Chief Executive Officer are shown in the following table:

	Number of Shares
	Underlying Stock	Restricted Stock
	Options Granted	Grants
David W. Wehlmann—Executive Vice President & Chief Financial Officer	43,300	14,400
Edward S. Jacob, III—Senior Vice President, Operations	28,300	9,400
Gary D. Lee—Senior Vice President, Human Resources	22,600	7,600
Kent D. Cauley—Vice President & Controller	10,600	3,500

     The options to purchase shares common stock have an exercise price of $5.60, expire ten years from the date of grant, February 4, 2004, and vest in five equal, annual installments beginning on the date one year after the date of grant provided that the officer is employed by us from the award date until the vesting date. The restricted stock grants listed above were made on the same date as the grants of stock options listed in the table above. All of the restricted stock grants are subject to forfeiture if the officer does not remain employed by us. This risk of forfeiture lapses as to these grants in five equal, annual increments if the officer remains employed by us on the anniversary date of the grant, beginning on the first anniversary of the grant in 2006.

     The forms of option to purchase common stock award agreement and restricted stock award agreement are incorporated herein by reference and are attached hereto as Exhibits 10.1 and 10.2, respectively.

E. Compensation of Directors for 2005.

     During 2005, we expect to pay cash compensation to our directors as set forth in the table below:

Annual retainer for non-employee Directors	$30,000
Annual retainer for the Chairman of the Audit Committee	$10,000
Annual retainer for the Chairman of the Compensation Committee	$5,000
Attendance fee per Board of Directors meeting attended	$1,500
Attendance fee per Committee meeting attended	$1,000

     Each of our directors will also continue to be reimbursed for reasonable travel and lodging expenses incurred in connection with company business.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Form of stock option award agreement
10.2	Form of restricted stock award agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2005

GREY WOLF, INC.
/s/ DAVID W. WEHLMANN
David W. Wehlmann,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Form of stock option award letter

10.2	Form of restricted stock award letter